Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. Sec.1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of Charlie’s Holdings, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2019 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned, Brandon Stump, Chief Executive Officer and Chair of the Board, certifies, to his best knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 14, 2020	/s/ Brandon Stump
Brandon Stump Chief Executive Officer and Chair of the Board